                                                                  EXHIBIT 99.253

                           [ISO ALLIANCE LETTERHEAD]


                                                              September 25, 1997


Mr. William R. Brink
Coopers & Lybrand L.L.P.
333 Market Street
San Francisco, CA 94105

Re: Inter-tie Point Design Issues

Dear Mr. Brink:

As mentioned in my August 21, 1997 letter, following Mr. Callahan's direction, we have focused on finding a technical solution to the Inter-tie Point Design Issues that you had raised in your August 18, 1997 letter, and have ignored the contractual issues. We are glad to report that we have made major progress towards finding a technical solution. We will send you this technical solution separately in a proposed change order.

As we have discussed, the ISO Alliance LLC (Alliance) disagrees with the Independent System Operator Restructuring Trust's (Purchaser) interpretation of the Detailed Statement of Work (DSOW) under the Scheduling Applications, Scheduling Infrastructure and Business Systems Contract No. ISO-97-200 (Contract) with respect to the so-called Inter-tie Point Design Issue. The Alliance contends that the Purchaser's request that the SA, SI and BBS Subsystems support the submission of multiple schedules by each Scheduling Coordinator at each inter-tie point is a Purchaser initiated Contract modification for the reasons summarized in this letter and the more detailed discussion attached.

The Contract and DSOW provisions cited in your letter of August 18 do not substantiate your claim that the design must "...allow accepting individual schedules at inter-tie points (also known as tie-interface)," nor do they, even by implication, support the position that the Contract required such a design. Our position with respect to each of these Contract sections is detailed below.

- Section 3.1.2.1 of Volume 2 of the DSOW titled Generation/Import Schedules treats generation schedules and import schedules analogously, drawing a complete parallel between generation schedules and import schedules. This section lists unique parameters that identify a generation schedule:

          a)  Scheduling Coordinator (SC) id,

          b)  Generating unit name, and

          c)  Transaction date.

   This implies that each SC can have only one generation schedule per generating unit, for each transaction date. It is our understanding that you are NOT disputing this point.

   Analogously, this section lists the unique parameters that identify an IMPORT
   SCHEDULE:

          a)  Scheduling Coordinator (SC) id,

          b)  Tie interface, and

          c)  Transaction date.


                                                                Control No: 182

     This implies that each SC can have only one import schedule per tie interface for each transaction date. It is our understanding that you DISAGREE with this point, interpreting this section of the DSOW to imply that each SC can have multiple import schedules per tie interface for each transaction date.

     Your position that an SC can have only one generation schedule but multiple import schedules conflicts with the analogous treatment afforded generation and import schedules in this section of the DSOW. We maintain that this section of the DSOW clearly supports the ISO Alliance's position that each SC can have only one import (generation) schedule per tie-interface (generating unit) for each transaction date.

- Section 3.1.2.2 of Volume 2 of the DSOW titled Load/Export Schedules treats loan schedules and export schedules analogously. In this model the unique parameters that identify a LOAD SCHEDULE are:

          a) Scheduling Coordinator (SC) id,

          b) Load name, and

          c) Transaction date.

     This implies that each SC can have only one load schedule per load for each transaction date. It is our understanding that you are NOT disputing this point.

     Analogously, this section lists the unique parameters that identify an EXPORT SCHEDULE:

          a) Scheduling Coordinator (SC) id,

          b) Tie interface, and

          c) Transaction date.

     This implies that each SC can have only one export schedule per tie interface for each transaction date. It is our understanding that you DISAGREE with this point, interpreting this section of the DSOW to imply that each SC can have multiple export schedules per tie interface for each transaction date.

     Your position that an SC can have only one generation schedule but multiple import schedules conflicts with the analogous treatment afforded load and export schedules in this section of the DSOW. We maintain that this section of the DSOW clearly supports the ISO Alliance's position that each SC can have only one export (load) schedule, per tie-interface (load) for each transaction date.

To summarize, consider the term "resource" to refer to a generating unit, load, or tie-interface (i.e., a resource injects or extracts power from the ISO's grid). Our interpretation of the DSOW is that each SC can have only one schedule per resource for each transaction date, and must provide the corresponding measurement for that resource so that the ISO can perform settlement.

- Section 10.3 of Volume 3 of the DSOW titled Interchange Scheduling Calculation (ISC) describes the ISC function as netting of schedules to compute net area interchange or net interchange over an inter-tie. However, this netting is performed over

          a) multiple resources (e.g., multiple generating units and imports over multiple tie-lines) and

          b) multiple SCs,

     and should not be confused with aggregation of individual schedules that an SC may have with external entities beyond the tie interface/ISO grid connection point.

                                                                 Control No: 182

   As an example, assume that 1,000 SCs are importing power at the California/Oregon tie interface point from 100 outside entities. The scope of ISC does include the netting, or combining, of 1,000 already aggregated import schedules from each of the 1,000 SCs, but it does NOT include the aggregation of the individual transactions, or schedules, that each SC may have with its 100 external entities. It has been our understanding that it is the responsibility of an SC to perform this latter type of aggregation at a metering point such as an inter-tie point or any other load take out point. In fact, the ISO's filings with the Federal Energy Regulatory Commission (FERC) are consistent with this interpretation. Section 2.2.11 of the Purchaser's March 1997 FERC filing states that the following information is expected to be submitted to the ISO by the Scheduling Coordinators.

      QUANTITY AT TAKE-OUT POINT. The aggregate quantity (in MWh) of Demand being served at each Take-Out Point for which a bid has been submitted

   Similarly, Section 10.6.2.2 of Purchaser's March, 1997, filing states:

      The Scheduling Coordinator shall aggregate its equivalent ISO Controlled Grid-level End-Use Meter Data by Zone and Scheduling Point and submit this data to the ISO using the ISO metering communications protocols set forth in Section 10.2.5. (Emphasis added.)

   These statements clearly reflect an expectation that SCs - and not the ISO - aggregate the individual schedules at an inter-tie point or a load take out point.

- Section 5.2 of the Contract states "This Contract is intended to include all requirements necessary to perform the Work and to furnish the System in good working order, performing all functions as specified in the DSOWs." You cite this provision as further evidence that the Alliance design must ". . . allow accepting individual schedules at inter-tie points." This provision by no means implies that everything is within the scope of work. We have worked diligently with the SI Users', the SA Users', and the BBS Users' Groups that were set up by the ISO Trust to interpret the requirements in the DSOW, interpretations which are documented in the meeting minutes. We have implemented all requirements "reasonably implied" by the DSOW with full concurrence of these Users' Groups in their capacity to speak for the still forming ISO.

Until recently, the Purchaser has consistently taken public positions supporting the Alliance's interpretation of the DSOW, i.e., that each Scheduling Coordinator is allowed only one schedule at an intertie. To wit, during our first meeting with the Settlement Users' Group on March 26, 1997, the Purchaser stated:

      Schedules are entered at the following level:

            a) Generation Schedules are at the generating unit which is a type of meter. Each generation unit's schedules are submitted by only one SC at a trading interval.

            b) Load Schedules are submitted at the zone level because some load points are not metered, and a measurement can be obtained at the zone level.

                c) Intertie Schedules are submitted at a meter level. THE SCHEDULES REPRESENT NET INFLOW OR OUTFLOW AT THE INTERTIE METER FOR A TRADING INTERVAL(1) (emphasis added)

The Purchaser's position was confirmed at least as late as June 19, 1997, during a meeting involving 19 participants, including representatives from the Purchaser, the Purchaser's Representative, members of the Alliance, and the ISO metering system vendor. At this meeting, it was resolved that:

        SA/SI passes final schedules by SC and resource ID (Settlement location, aka SC take out point) to BBS. These final schedules are in the same level of the preferred schedules received from the SC's (i.e. no aggregation, no allocation).(2)

In our view, the sizing criteria for the ISO's business systems set forth in the original RFP substantiates the Purchaser's original interpretation that aggregate schedules would be submitted by Scheduling coordinators at each inter-tie point. The RFP sized the ISO's business systems to accommodate a maximum of 10,000 schedules per day from up to 1,000 Scheduling Coordinators.(3) If each Scheduling Coordinator were allowed to submit multiple schedules for each of the 1,383 load take out points and 29 inter-tie points identified in the physical network database supplied by the Purchaser, in addition to all other load and generation schedules, the maximum number of schedules per day would be orders of magnitude greater.

We appreciate and share your desire to act in good faith to understand and resolve the differences between us on this matter. Given the equal importance of this matter to the Purchaser and the Alliance, and the significance of this issue to a successful implementation on January 1, 1998, we propose that we meet to conclude this matter at the Alliance's offices in Alhambra, California as soon as possible, but no later than Friday, October 3.

Please confirm your availability for this meeting as soon as possible.

Please indicate your receipt of this document by returning a signed copy of the enclosed receipt. For your convenience, we have included a self-addressed stamped envelope.

Yours truly,

/s/ ISO ALLIANCE
---------------------------------
ISO Alliance, LLC
By: Perot Systems Corporation,
its manager

/s/ W.K. GOLETZ
---------------------------------
W.K. Goletz

Enclosures

---------------------------------

(1)     Document RVMIN326.DOC on the BBS minutes database

(2)     Document 6_19minu.doc on the SA/SI minutes database

(3) Appendix C to the California Independent System Operator Business Systems Functional Requirements Document of November 1996


                                       4                         Control No. 182
cc:  ABB Power T&D Company Inc.
     ABB Systems Control Division
     Attn: Mr. Philip Curtis
     2550 Walsh Avenue
     Santa Clara, California 95051

     California Independent Systems Operator, Inc.
     Attn: Mr. Terry Winter
     151 Blue Ravine Road
     Folsom, California 95630

     Manta & Welge
     Attn: Mr. John R. Attanasio
     2005 Market Street
     Philadelphia, Pennsylvania 19103

     Perot Systems Corporation
     Attn: General Counsel
     12377 Merit Drive
     Dallas, Texas 75251

     Skadden, Arps, Slate, Meagher & Flom LLP
     Attn: Mr. Martin R. Hoffman
     1440 New York Avenue, N.W.
     Washington, DC 20005-2111

     Ernst & Young, LLP
     ATTN: Mr. Bill Hunter

              DETAILED DISCUSSION OF INTER-TIE POINT DESIGN ISSUE

This attachment describes the issue of the inter-tie schedules, and references specific evidence supporting the ISO Alliance's position.

WHAT IS THE ISSUE? Meetings with the PX in August identified an incompatibility between the ISO and PX systems, specifically that the ISO design is based on the fundamental principle that a Scheduling Coordinator (SC) can submit only one import schedule per each inter-tie point and only one load schedule per load take out point. In contrast, the PX design assumes that the PX could submit multiple schedules for each inter-tie point and each load take out point.

The PX intends to submit individual schedules received from PX market participants directly to the ISO without aggregation. Their design assumes that the ISO systems would schedule and settle these schedules individually. However, the ISO system requires the Scheduling Coordinators to aggregate individual, lower level schedules from their market participants into an aggregate schedule at each inter-tie and load take out point where power to the ISO grid is metered (i.e., metering points). Moreover, it is expected that the PX would settle the individual trades with its market participants.

WHY DOES THE ISO SYSTEM EXPECT ONE SCHEDULE PER SC PER INTER-TIE POINT AND LOAD TAKE OUT POINT? The expectation that Scheduling Coordinators are to aggregate component schedules into an aggregate schedule at each metering point (i.e., an inter-tie point or a load take out point) is based on settlement considerations, and is clearly stated in the ISO tariff. Section 10.6.2.2. of the March 1997 ISO FERC filing states:

        The Scheduling Coordinator shall aggregate its equivalent ISO Controlled Grid-level End-Use Meter Data by Zone and Scheduling Point and submit this data to the ISO using the ISO metering communications protocols set forth in Section 10.2.5.

To illustrate, assume that 100 Power Marketers have each subscribed 10,000 residential customers in a large city in California connected to the ISO grid at a load take out point. Further assume that these 100 Power Marketers deal with the ISO through three Scheduling Coordinators. The ISO would expect to receive only three schedules (one per SC) for this city at the load take out point, not 100 schedules, and not 1,000,000 schedules. The ISO would also expect to receive three meter measurements corresponding to these three schedules in order to settle each schedule. The Scheduling Coordinators must settle individually with the Power Marketers, and the Power Marketers must settle with the individual customers.

Section 11.1.2 of the March 1997 FERC filing outlines ISO's settlement responsibilities as follows:

        The ISO shall be responsible for calculating Settlement balances for all transactions carried out by Scheduling Coordinators on the ISO Controlled Grid in each Settlement Period.

Note that settlement of transactions conducted beyond the ISO grid (e.g., on distribution networks or outside the State of California) is not included. Indeed, section 2.2.6.6 of the ISO tariff, expressly includes the following as a Scheduling Coordinator responsibility.

        Tracking and settling all intermediate trades among the entities for which it serves as Scheduling Coordinator.


                                                                 Control No: 182

It has been our understanding that it is the Scheduling Coordinator's responsibility to settle individual imports from outside the ISO grid. The ISO staff has shared this position as evidenced in the following quotes:

     "All ISO settlement equations are based on net schedules." Mr. Bill Bojorquez, meeting with the Scheduling Coordinator Users Group (SCUG), Alhambra, August 11, 1997.

     "ISO will not perform settlement based on individual imports...the ISO tariff is based on net settlements." Mr. Ziad Alaywan, meeting with the PX, Santa Clara, August 19, 1997.

Indeed ISO has taken a strong position in front of the Scheduling Coordinators that the ISO will not settle the individual import schedules from each SC at an inter-tie point, nor will it settle individual load schedules at a load take out point. Further, the ISO has advocated that all of the ISO business systems, such as settlement and billing will continue to be based on the net import of each SC at an inter-tie point.(1)

The expectation that each Schedule Coordinator can have only one schedule at an inter-tie was confirmed in our first meeting with the Settlement Users Group in Los Angeles on March 26, 1997.(2)

     Schedules are entered at the following level:

     1. Generation Schedules are at the generating unit which is a type of meter. Each generation unit's schedule is submitted by only one SC for the trading interval.

     2. Load Schedules are submitted at the zone level because some load points are not metered, and a measurement can be obtained at the zone level.

     3. INTERTIE SCHEDULES ARE SUBMITTED AT A METER LEVEL. THE SCHEDULES REPRESENT NET INFLOW OR OUTFLOW AT THE INTERTIE METER FOR A TRADING INTERVAL.

With this fundamental understanding, the ISO Alliance and the ISO Settlement Users Group have together developed the Settlement Charge Matrix that has been finalized and released to the ISO and SCUG. All settlements are based on net schedules from the Scheduling Coordinator at an inter-tie point. Individual schedules are not allowed.

Because settlement is performed on a net basis due to metering and Tariff considerations, it is expected that Scheduling Coordinators would submit aggregate schedules at all settlement locations. This point was strongly confirmed at a meeting in Alhambra on June 19, 1997, with 19 participants from ISO, UTS (vendor for the ISO metering system, MDAS), the project manager (Duke Engineering), ABB, Ernst & Young, and Perot Systems. From the minutes of that meeting.(3)

----------------
(1) See the presentation handout by Dr. Alex Papalexopolous at the SCUG meeting of September 3, 1997.

(2) See Rvmin326.doc on the BBS minutes database on the Notes server.

(3) See 6_19minu.doc on the SA/SI minutes database on the Notes server.

RESOLUTION

- SC'S CAN SUBMIT A SCHEDULE AT ANY TAKE OUT POINT WHICH CAN BE A SINGLE LOAD, LOAD GROUP OR LOAD ZONE.

- CORRESPONDING TO EACH SCHEDULE THERE IS A MEASUREMENT THAT SC SHOULD SUBMIT TO MDAS.

- SA/SI PASSES FINAL SCHEDULES BY SC AND RESOURCE ID (SETTLEMENT LOCATION, AKA SC TAKE OUT POINT) TO BBS. THESE FINAL SCHEDULES ARE IN THE SAME LEVEL OF THE PREFERRED SCHEDULES RECEIVED FROM THE SC'S (I.E., NO AGGREGATION, NO ALLOCATION).

This resolution clearly refutes recent claims that the SI system is expected to aggregate schedules for the BBS. SI is expected to receive schedules at the same level as the BBS, which is at the aggregate level.

The ISO's Scheduling Systems (SI, SA and BBS Master File) have also been designed to deal with aggregate schedules. This point can be readily seen from the sizing and performance specification for the SI and SA (and BBS) subsystems. These systems are sized to handle a maximum of 10,000 schedules per day from up to 1,000 Scheduling Coordinators. There are currently 799 generating units, 1,383 load take out points, and 29 inter-tie points in the physical database that the ISO has provided for the SA and SI. If each SC were allowed to supply multiple schedules for each inter-tie point or each load take out point, the number of transactions would be several orders of magnitude higher than designed.

The SI subsystem deals with aggregate inter-tie and load schedules as well. This requirement follows directly from the DSOW, Volume II, section 3.1.2.1 (SI
DSOW) which in effect uniquely identifies each import schedule in terms of an SC_ID, Transaction_Date, and Inter-Tie Point (i.e., one schedule per SC per inter-tie at any point in time). The SI Users' Group members were well aware of the SI design and had reviewed the import data template of the SI Data Template document and the SI Detailed Design Document that were delivered to ISO.(4)

The SA subsystem is also designed to deal with one schedule per Scheduling Coordinator at each inter-tie point and each loan take out point (e.g., bus, load group, and load zone). The ISO Staff have been well aware of this design, and have provided the data to populate the SA physical database. The logical database design and the naming conventions were predicated on one schedule per SC at each inter-tie point and each load take out point.(5)

WHY DOES ISO NOW WANT TO HAVE MULTIPLE IMPORTS PER SC AT EACH INTER-TIE POINT? The August 15 amendment to the March 1997 FERC filing allows external entities to change their individual inter-tie schedules in real-time, resurrects the concept of interruptible imports, and changes the way interruptible imports are taken into account in operating reserve calculation.(6)

------------

(4) See E-mail communication between Mr. CP NG, the chairman of the SI Users Group, and Mr. Aru Arunasalam of ABB on June 6, 1997.

(5) See minutes of 6_10 meeting with Ms. Christine Vangelatos which was organized to verify Database Conversion and Power Flow Solution.

(6)  See sections 2.2.11.5 and 2.5.20.1 of the August 15 FERC filing.

In parallel with modifying the filing the ISO has also approached its vendors to change the design of the systems to:

     1) Allow multiple import schedules per SC at each inter-tie point by adding an INTERCHG_ID to import schedules.

     2) Add attributes to these import schedules to comply with the new filing. Specifically, an ENGY_TYPE key is requested to differentiate firm, non-firm, wheeling, energy from spinning, energy from non-spinning, and energy from replacement reserve. A new flag, CONTRACT_TYPE, is requested to differentiate transmission capacity contracts from must take energy contracts.

     3) Allow real-time changes to the import schedules.

     4) Change the Over Generation Mitigation time line to comply with the Tariff change that was incorporated based on a compromise with the external control areas.

SUMMARY: There is compelling evidence in the FERC filing and its amendment, meeting minutes, and statements of ISO staff that the BBS system is based on aggregate schedules (for each SC at each inter-tie point).

The SI DSOW and the minutes of the June 19, 1997 Users' Group meeting provide strong evidence that the schedules imported to SI from each SC are aggregate.

The fact that the system is sized for 10,000 schedules per day suggests that the ISO did originally expect to deal with the aggregate import and load schedules.

ISO's requirement that an SC can have multiple schedules at an inter-tie point is inconsistent with the ISO's position that there can only be one load schedule at a load take out point for each SC.

The ISO Users' Group members have reviewed our design documents and have been well aware that we are allowing only one schedule per SC at a inter-tie line. Indeed, our interpretation of DSOWs has been heavily influenced and guided by these Users' Groups.

                           [ISO ALLIANCE LETTERHEAD]

                            CONFIRMATION OF RECEIPT



September ___, 1997


I am in receipt of your document with control number 177, Redistribution of SA Functionality.




-----------------------------
Printed Name



-----------------------------
Signature


                                                                 Control No: 182